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                                                                      EXHIBIT 11


                     DUCOMMUN INCORPORATED AND SUBSIDIARIES
              RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF
                  THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS

                                                        For the Year Ended December 31, 1997
                                                  -------------------------------------------------
                                                     Income             Shares          Per-Share
                                                   (Numerator)      (Denominator)        Amount
                                                  --------------    ---------------    ------------
BASIC EPS
Income Available to Common Stockholders            $14,297,000         7,358,000          $1.94
                                                                                       ============

EFFECT OF DILUTIVE SECURITIES
Stock Options                                               -            553,000
7-3/4% Convertible Subordinated Debentures                  -                 -
                                                  --------------    ---------------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                           $14,297,000       $ 7,911,000          $1.81
                                                  ==============    ===============    ============



                                                        For the Year Ended December 31, 1996
                                                  -------------------------------------------------
                                                     Income             Shares          Per-Share
                                                   (Numerator)      (Denominator)        Amount
                                                  --------------    ---------------    ------------
BASIC EPS
Income Available to Common Stockholders            $10,285,000         6,594,000          $1.56
                                                                                       ============

EFFECT OF DILUTIVE SECURITIES
Stock Options                                               -            514,000
7-3/4% Convertible Subordinated Debentures             222,000           712,000
                                                  --------------    ---------------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                           $10,507,000       $ 7,820,000          $1.34
                                                  ==============    ===============    ============



                                                        For the Year Ended December 31, 1995
                                                  -------------------------------------------------
                                                     Income             Shares          Per-Share
                                                   (Numerator)      (Denominator)        Amount
                                                  --------------    ---------------    ------------
BASIC EPS
Income Available to Common Stockholders            $ 5,046,000         4,500,000          $1.12
                                                                                       ============

EFFECT OF DILUTIVE SECURITIES
Stock Options                                               -            343,000
7-3/4% Convertible Subordinated Debentures           1,354,000         2,431,000
                                                  --------------    ---------------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                           $ 6,400,000       $ 7,274,000          $0.88
                                                  ==============    ===============    ============